EXHIBIT 10.4

FAMOUS DAVE’S OF AMERICA, INC.
NON-QUALIFIED DEFERRED COMPENSATION PLAN

THIS PLAN is adopted effective as of the 25th day of February 2005, by Famous Dave’s of America, Inc., a Minnesota corporation (the “Plan Sponsor”), as follows:

RECITALS

The Plan Sponsor wishes to establish the Famous Dave’s of America, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) to provide additional retirement benefits and income tax deferral opportunities for eligible employees; and

The Plan Sponsor intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded nonqualified deferred compensation plan for a select group of management or highly compensated employees and to qualify for all available exemptions from the provisions of ERISA.

NOW, THEREFORE, the Plan Sponsor hereby adopts the following Plan.

ARTICLE 1
DEFINITIONS

Certain words and phrases are defined when first used in later sections of this plan. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:

1.1 Accrued Benefit. The sum of all of a Participant’s Deferral Accounts.

1.2 Affiliate. Any corporation, partnership, joint venture, association, or similar organization or entity, which is a member of a controlled group of companies which includes, or which is under common control with, the Plan Sponsor under Section 414 of the Code.

1.3 Beneficiary. The persons or entities determined in accordance with the following provisions.

     1.3.1 If a Participant files a duly executed Beneficiary Designation Form with the Plan Sponsor or Plan Administrator as provided above, Beneficiary shall mean the Primary Beneficiary designated on such Beneficiary Designation Form if such Primary Beneficiary survives the Participant by at least thirty (30) days, and shall mean the Contingent Beneficiary, if any, designated on such Beneficiary Designation Form if the Primary Beneficiary does not survive the Participant by at least thirty (30) days.

     1.3.2 If all of the Primary Beneficiaries are deceased on any payment date provided in the Plan, the Contingent Beneficiaries shall be the Beneficiary and all payments due under this Plan which are payable to a Participant’s Beneficiary shall be paid to the Participant’s Contingent Beneficiary, if any.

     1.3.3 If all of the Primary Beneficiaries and all of the Contingent Beneficiaries are deceased on any payment date provided in the Plan, then the Beneficiary shall be the legal representative of the Participant’s estate and all payments due under this Plan which are payable to a Participant’s Beneficiary shall be paid to the legal representative of the Participant’s estate.

     1.3.4 If no such duly executed Beneficiary Designation Form has been received by the Plan Sponsor, the Beneficiary shall be the Participant’s surviving Spouse, if any, provided neither the Participant nor the Participant’s Spouse has filed for divorce or legal separation. If the Participant is not survived by a Spouse or if the Participant or Participant’s Spouse has filed for divorce, the Participant’s descendants by right of representation shall be the Beneficiaries. If there are no surviving descendants, the legal representative of the Participant’s estate shall be the Beneficiary.

1.4 Beneficiary Designation Form. The form attached hereto as Exhibit B or such other substantially similar form as the Plan Administrator acknowledges in writing as an acceptable substitute, which is duly executed by the Participant and received by the Plan Sponsor or the Plan Administrator prior to the Participant’s death.

1.5 Change in Control Event. Except as otherwise provided in applicable Regulations, the occurrence of any of the events described in Sections 1.5.1, 1.5.2, or 1.5.3, provided that, such event relate to (i) the corporation for whom the Participant is performing services at the time of the Change in Control Event, (ii) the corporation that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable), or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii).

     1.5.1 A Change In The Ownership Of A Corporation. A Change In The Ownership Of A Corporation occurs on the date that any one (1) person, or more than one (1) person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. However, if any one (1) person or more than one (1) person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of 1.5.2)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This Section 1.5.1 applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction (see Section 1.5.3 for rules regarding the transfer of assets of a corporation). For purposes of this Section 1.5.1, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

     1.5.2 A Change In Effective Control Of The Corporation.

     1.5.2.1 Definition. A Change In The Effective Control Of A Corporation occurs on the date that either -

     (a) Any one (1) person, or more than one (1) person acting as a group (as determined under Section 1.5.2.4), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty-five percent (35%) or more of the total voting power of the stock of such corporation; or

     (b) A majority of members of the corporation’s board of directors is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this Section the term corporation refers solely to the relevant corporation identified in Section 1.5 for which no other corporation is a majority shareholder for purposes of that Section.

     1.5.2.2 Multiple Change in Control Events. A Change In Effective Control also may occur in any transaction in which either of the two (2) corporations involved in the transaction has a Change in Control Event.

     1.5.2.3 Acquisition Of Additional Control. If any one (1) person, or more than one (1) person acting as a group, is considered to effectively control a corporation, the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation).

     1.5.2.4 Persons Acting As A Group. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

     1.5.3 A Change In The Ownership Of A Substantial Portion Of The Assets Of The Corporation. A Change In The Ownership Of A Substantial Portion Of A Corporation’s Assets occurs on the date that any one (1) person, or more than one (1) person acting as a group (as determined in Section 1.5.3.3), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

     1.5.3.1 Transfers to a Related Person. There is no Change in Control Event when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this Section 1.5.3.1. A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to -

     (a) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock;

     (b) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation;

     (c) a person, or more than one (1) person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation; or

     (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (c) above.

     1.5.3.2 Status. For purposes of Section 1.5.3.1 and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

     1.5.3.3 Persons Acting As A Group. Persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the corporation. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

     1.5.4 Stock Attribution Rules. Code §318(a) shall apply for purposes of determining stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Code Sections 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option. In addition, mutual and cooperative corporations are treated as having stock for purposes of this section.

1.6 Code. The Internal Revenue Code of 1986, as amended from time to time.

1.7 Commencement Date. The first day of the third month beginning after the earliest of

     1.7.1.1 the Participant’s Termination of Employment if the Participant is not a Key Employee

     1.7.1.2 the date which is six (6) months after the Participant’s Termination of Employment if the Participant is a Key Employee,

     1.7.1.3 the Participant’s Disability,

     1.7.1.4 the occurrence of a Change in Control Event,

     1.7.1.5 January 1st of the first year beginning after the end of the Deferral Period selected by the Participant with respect to each of the Participant’s Deferral Accounts, or

     1.7.1.6 such earlier date as determined by the Company in its sole discretion, provided such determination is permitted under any applicable Regulations.

1.8 Compensation. The salary, bonuses, and commissions payable by the Plan Sponsor to a Participant for a Plan Year.

1.9 Contingent Beneficiary. The Contingent Beneficiary, if any, designated on a Participant’s Beneficiary Designation Form.

1.10 Declared Rate. The percentage rate established from time to time by the Plan Sponsor, which rate may be determined by reference to a rate established by an unrelated third party.

1.11 Deferral Account. Book entries maintained by the Plan Sponsor reflecting the amount of the Participant’s Accrued Benefit attributable to the Participant’s Deferral Elections, the Investment Adjustments with respect to the balance of the Deferral Account, the Plan Expenses allocated thereto (if any), and the Discretionary Contributions allocated thereto, provided, however, that the existence of such book entries and the Deferral Account shall not create, and shall not be deemed to create, a trust of any kind, or a fiduciary relationship between the Plan Sponsor and the Participant, the Participant’s designated beneficiaries, or other beneficiaries under this Plan. The Plan Administrator shall maintain a separate Deferral Account for each Participant for each Plan Year in which the Participant makes a Deferral Election.

1.12 Deferral Contribution. The amount of Compensation a Participant elects to defer under this Plan for a specific Plan Year.

1.13 Deferral Election. A written notice filed by the Participant with the Plan Administrator in accordance with Section 3.1 and in substantially the form attached hereto as Exhibit A, or such other form as is acceptable to the Plan Administrator, specifying the amount (if any) of Compensation to be deferred, the Deferral Period and the form of the payout of the Compensation which is deferred under the election.

1.14 Deferral Period. The period elected by the Participant on the Participant’s Deferral Election and approved by the Plan Sponsor, during which the Participant is not entitled to receive the Compensation the Participant has elected to defer for a Plan Year. Each Deferral Period begins on the date determined by the Plan Sponsor and shall end on the last day of the Deferral Period as determined by the Plan Sponsor.

1.15 Determination Date. The last day of the last month ending on or before the date of the Participant’s Termination of Employment, the occurrence of a Change in Control, the last day of the Deferral Period, or the first day of the Participant’s Disability, as applicable.

1.16 Disability. Disability shall mean that a Participant is:

     1.16.1 unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

     1.16.2 by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Plan Sponsor.

1.17 Discretionary Contributions. Contributions made to the Plan by the Plan Sponsor as it may determine from time to time, and allocated pursuant to Section 3.1.7 at the Plan Sponsor’s discretion.

1.18 Effective Date February 25, 2005.

1.19 Eligible Employee. Any employee of the Plan Sponsor or an Affiliate who is a “director level” and above employee (as defined by the Company from time to time) and one of a select group of management or highly compensated employees, as defined by ERISA, and who is selected to participate herein in accordance with the provisions of Section 2.1 hereof.

1.20 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.21 Hardship Withdrawals. Withdrawals made by a Participant from the Participant’s Deferral Account pursuant to Section 5.6.

1.22 Investment Adjustments. The amount to be added to the Participant’s Accounts based upon the Declared Rate established by the Plan Sponsor from time to time.

1.23 IRS. The Internal Revenue Service of the Department of the Treasury.

1.24 Key Employee. A Participant is a Key Employee if (a) the Company’s stock is publicly tradable on an established stock exchange or otherwise, and (b) the Participant a “key employee” as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof) if the stock of the Corporation is publicly traded on an established securities market or otherwise. Generally, the term “key employee” for purposes of Section 416(i) of the Code means an employee who, at any time during the plan year, is (i) an officer of the Company having an annual compensation greater than $130,000 (as adjusted under the Code), (ii) a five percent (5%) owner of the Company, or (iii) a one percent (1%) owner of the Company having an annual compensation from the employer of more than $150,000 (as adjusted under the Code).

1.25 Participant. An Eligible Employee who satisfies the conditions of Section 2.1.

1.26 Payout Period. The period of time chosen by the Participant on the Participant’s Deferral Election or such other period over which the Participant’s Accrued Benefit will be paid in accordance with the provisions of the Plan.

1.27 Plan. The Famous Dave’s of America, Inc. Non-Qualified Deferred Compensation Plan, as herein stated, together with any and all amendments or supplements thereto.

1.28 Plan Administrator. The Board of Directors of the Plan Sponsor or their designee. A Participant in the Plan shall not serve alone as Plan Administrator. If a Participant is part of a group or committee designated as Plan Administrator, then the Participant may not participate in any activity or decision relating solely to the Participant’s individual benefits under the Plan.

Matters solely affecting the applicable Participant will be resolved by the remaining committee members or by the Board of Directors.

1.29 Plan Expenses. Any expense incurred in connection with the formation and/or operation of the Plan.

1.30 Plan Year. The calendar year.

1.31 Regulations. Regulations issued by the Department of the Treasury or rulings and guidance issued by the IRS concerning Section 409A of the Code and the deferral of taxation of the Accrued Benefit until actual receipt of such Accrued Benefits by the Participant or the Participant’s Beneficiary.

1.32 Spouse. An individual who is married, for Federal income tax law purposes, to another individual of the opposite sex. The Plan Administrator may, from time to time, require documentary evidence that any individual covered as the Spouse of a Participant under the Plan satisfies this definition.

1.33 Termination of Employment. The Participant’s ceasing to be employed by the Plan Sponsor and any Affiliate for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

1.34 Unforeseeable Financial Emergency. A severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the participant, the Participant’s spouse, or a dependent (as defined in section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant and meeting such other requirements as may be set forth in any applicable Regulations.

1.35 Valuation Date. The last day of each quarter of the calendar year, each Determination Date, and such other dates as may be specified by the Plan Administrator from time to time.

ARTICLE 2
ELIGIBILITY AND PARTICIPATION

2.1 Eligibility. An Eligible Employee shall become a Participant in the Plan immediately upon their becoming an Eligible Employee unless otherwise excluded from being a Participant by the Plan Sponsor in writing. Once an employee becomes a Participant, the employee shall remain a Participant until the employee’s Termination of Employment, and thereafter until all benefits to which Participant (or the Participant’s Beneficiary) is entitled under the Plan have been paid.

2.2 Deferrals.

     2.2.1 Commencing on the date the Participant’s participation begins, and continuing through the Participant’s Termination of Employment, each Participant shall be entitled to make a Deferral Contribution hereunder by making a Deferral Election in accordance with Section 3.1, unless the Plan Sponsor in writing determines in the exercise of its sole discretion that the Participant shall not be eligible to make a Deferral Election for any part of such period.

     2.2.2 Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Plan Participant the right to continue to be employed by the Plan Sponsor in the Participant’s present capacity, or in any capacity. It is expressly understood by the parties hereto that this Plan relates to the payment of deferred compensation for the Participant’s services, generally payable after Termination of Employment with the Plan Sponsor, and is not intended to be an employment contract.

ARTICLE 3
DEFERRALS AND CONTRIBUTIONS

3.1 Deferral Election.

     3.1.1 Initial Election. A Participant who become a Participant during a Plan Year may make a Deferral Election with respect to Compensation earned during the Plan Year in which the Participant becomes a Participant provided that such Deferral Election is filed with the Plan Administrator within thirty (30) days after the Participant first becomes eligible to be a Participant in the Plan. Such Deferral Election shall be effective beginning on the payroll date which is at least two (2) weeks after the delivery of the Deferral Election to the Plan Administrator, or such other date as specified by the Plan Administrator. Such a Deferral Election shall apply only to Compensation earned with respect to services performed after the date of the Deferral Election and prior to the end of the Plan Year in which the Participant first becomes eligible to be a Participant in the Plan. If a Participant fails to file a Deferral Election within thirty (30) days after the Participant first becomes eligible to be a Participant in the Plan, no part of the Participant’s Compensation earned with respect to services performed during the Plan Year in which the Participant first becomes a Participant in the Plan may be deferred. All other Deferral Elections must comply with Section 3.1.2. No Deferral Election shall be effective until accepted by the Plan Administrator.

     3.1.2 Subsequent Deferrals. Except for a Deferral Election for the Plan Year in which a Participant first becomes a Participant pursuant to Section 3.1.1 or as otherwise permitted in the Regulations and approved by the Plan Administrator, each Deferral Election for Compensation earned with respect to services performed in a Plan Year must be made not later than the earlier of (a) the day before the first day of the Plan Year, or (b) the date specified by the Plan Administrator or Plan Sponsor. Each such Deferral Election shall apply only to Compensation earned with respect to services rendered during the Plan Year. No Deferral Election shall be effective until accepted in writing by the Plan Administrator.

     3.1.3 Revocation or Change of Deferral Election. Except as otherwise permitted in Regulations and by the Plan Administrator and Section 3.1.5, each such Deferral Election shall be irrevocable. No change of any Deferral Election shall be effective until accepted by the Plan Administrator in writing.

     3.1.4 Payroll Adjustment. Upon receipt of a Deferral Election, the Plan Administrator shall notify the Plan Sponsor to adjust the Participant’s Compensation otherwise payable to the Participant as necessary to take into account the amount of the Participant’s Compensation which the Participant has elected to defer pursuant to a Deferral Election. In the Deferral Election, the Participant shall specify the amount of the Participant’s Compensation to be deferred, which specification may be separate and distinct for the individual components of Compensation, and may be expressed as percentages or fixed dollar amounts.

     3.1.5 Deferral Period. Each Deferral Election shall specify the Deferral Period applicable to the Compensation to be deferred pursuant to the Deferral Election.

     3.1.6 Payout Period. Each Deferral Election shall specify the Payout Period applicable to the Deferred Compensation which is deferred pursuant to the Deferral Election applicable thereto.

     3.1.7 Changes to the Deferral Period or Payout Period.

     3.1.7.1 Reductions. Except as provided below or as otherwise permitted in the Regulations and by the Plan Administrator, neither the Deferral Period nor the Payout Period may be reduced.

     3.1.7.2 Extensions. With the consent of the Plan Administrator and to the extent permitted under the Regulations, the Deferral Period may be extended or the Payout Period increased at the written request of the Participant, provided that

     (a) The request is made at least twelve (12) months prior to the date of the first scheduled payment after the end of the Deferral Period

     (b) except as provided below, the extension of the Deferral Period extends the date of the first payment with respect to which such extension is made for a period of not less than five (5) years from the date the first payment to which the extension applies would have been paid under the prior Deferral Election, or for such shorter period as allowed by applicable Regulations, and

     (c) such extension of the Deferral Period or the Payout Period is in accordance with the applicable Regulations.

     3.1.7.3 Conflict of Interest Payments. Notwithstanding the foregoing, the time or schedule of a payment under the Plan may be modified as may be necessary to comply with a certificate of divestiture (as defined in Code § 1043(b)(2)) as and to the extent permitted under the Regulations.

3.2 Discretionary Contributions.

     3.2.1 The Plan Sponsor may allocate Discretionary Contributions to the Plan and may direct that such contributions be allocated among the Deferral Accounts of those Participants that it may select in the manner specified by the Plan Sponsor. In the event of Disability or death, a Participant shall be entitled to the Participant’s share of the Discretionary Contributions (if any) for the Plan Year in which the Participant incurs a Disability or dies.

     3.2.2 A Participant’s share of the Discretionary Contributions for a Plan Year shall be deferred for the Deferral Period applicable to Deferral Elections made by the Participant for the Plan Year.

     3.2.3 A Participant’s share of Discretionary Contributions shall be added to the Participant’s Deferral Account for the Plan Year for which the Discretionary Contribution is made.

     3.2.4 No Participant shall have a right to compel the Plan Sponsor to make a contribution under this Section 3.2 and no Participant shall have the right to share in the allocation of any such contribution for any Plan Year unless selected by the Plan Sponsor, in its sole discretion.

ARTICLE 4
ACCOUNTS AND ALLOCATION OF FUNDS

4.1 Accounts. The Plan Administrator shall establish a Deferral Account for each Participant for each Plan Year for which the Participant makes a Deferral Election and elects to defer all or a portion of his Compensation earned with respect to Services performed by the Participant during such Plan Year or receives a Discretionary Distribution from the Plan Sponsor.

4.2 Allocations.

     4.2.1 The Deferral Account of each Participant shall be increased by the amount of Compensation that the Participant would have received but for the Deferral Election, which amount shall be added to the Deferral Account on the date and in the amount that the Compensation which is deferred would otherwise have been paid to the Participant but for the Deferral Election. The Plan Administrator shall establish a separate Deferral Account for each Participant for each Plan Year for which the Participant makes a Deferral Election.

     4.2.2 Plan Sponsor Discretionary Contributions (if any) shall be added to the Participant’s Deferral Account at such time as directed by the Plan Administrator.

     4.2.3 Each Deferral Account shall be reduced by the amount of all payments from such Deferral Account made to the Participant. All amounts paid from a Deferral Account are assumed to be paid on the first day of the month or such other time as specified by the Plan Administrator.

     4.2.4 The Participant’s Deferral Account shall be increased by the Investment Adjustments at such times as may be specified by the Plan Sponsor, but not less often than quarterly.

     4.2.5 The Plan Sponsor may, at any time, change the timing or methods for adding Investment Adjustments, Deferral Contributions and Discretionary Contributions to the Deferral Accounts, and reduce such Deferral Accounts by payments of benefits and Hardship Withdrawals under this Plan; provided, however, that the times and methods for increasing or decreasing the Deferral Accounts for such items in effect at any particular time shall be uniform among all similarly situated Participants and Beneficiaries as determined by the Plan Sponsor in its sole discretion.

4.3 Determination of Accounts. A Participant’s Accrued Benefit as of each Valuation Date shall consist of the balance of the Participant’s Deferral Accounts, adjusted as provided in Section 4.2 through such date.

ARTICLE 5
PAYMENT OF BENEFITS

5.1 Payment of Accrued Benefit. Except as otherwise provided in this ARTICLE 5 and Section 8.2.2, on the Commencement Date of any Deferral Account, the Plan Sponsor shall pay to the Participant the value of the Participant’s Deferral Account determined as of the applicable Determination Date as provided herein and in accordance with the Participant’s Deferral Election. Except as provided below, in the case of a Deferral Account that is to be paid over the Payout Period, the principal amount of such Deferral Account shall be paid in substantially equal payments over such Payout Period elected by the Participant in the Participant’s Deferral Election.

5.2 Cash-out of De Minimus Accrued Benefit. Notwithstanding the foregoing, if the Participant’s entire Accrued Benefit under the Plan is less than $10,000.00, or such lesser amount specified by the Plan Sponsor, then notwithstanding the Payout Periods elected by the Participant or the other terms of this Plan, the Plan Sponsor, may in it’s sole discretion pay to the Participant the Participant’s entire Accrued Benefit in a lump sum or over a shorter period than the Payout Periods elected by the Participant provided that the payment is made on or before the later of (a) December 31 of the calendar year in which occurs the Participant’s Termination of Employment or (b) the date two and one-half (2 1/2) months after the Participant’s Termination of Employment.

5.3 Interest on Deferral Account. After the applicable Determination Date, the unpaid balance of a Participant’s Deferral Account shall be increased by an amount equal to the product of the principal balance of the Deferral Account multiplied by the Declared Rate then in effect for the applicable period since the time of the last payment or such other rate at the Plan Sponsor may specify. Such accrued interest shall be paid with the next payment then due.

5.4 Change in Control. Notwithstanding the foregoing, upon the occurrence of a Change in Control Event, the Participant’s Accrued Benefit shall be paid to the Participant in a lump sum; provided, however, that, notwithstanding the foregoing, to the extent permitted under applicable Regulations, the Participant may, with the consent of the Plan Sponsor, and prior to the Commencement Date resulting from the Change in Control, (a) defer the payment of the Participant’s Accrued Benefit until the occurrence of another later Commencement Date, or (b) require the payments to be made over the Payout Periods applicable to the Accrued Benefit or other period acceptable to the Plan Sponsor.

5.5 Death of Participant.

     5.5.1 Payment of Accrued Benefit. In the event of the Participant’s death prior to the payment to the Participant of the Participant’s entire Accrued Benefit as provided for herein, the Plan Sponsor shall pay the Participant’s unpaid Accrued Benefit to the Participant’s Beneficiary.

     5.5.1.1 If the Participant dies before the commencement of payments under the Plan, such Accrued Benefit shall be paid beginning with the Commencement Date over the Payout Periods elected by the Participant on the applicable Election Forms, provided however, that the Plan Sponsor may, in its sole discretion, pay the entire Accrued Benefit in one lump sum provided such accelerated payment is permitted under the Regulations.

     5.5.1.2 In the event of the Participant’s death after the commencement of payments of the Participant’s Accrued Benefit, but prior to the completion of such payments due to and owing to the Participant under the Plan, the Plan Sponsor shall continue to make such payments to the Participant’s Beneficiary, in installments over the remainder of the Payout Period that would have been applicable to the Participant had the Participant survived until the Participant’s Accrued Benefit is reduced to zero, provided however, that the Plan Sponsor may, in its sole discretion, pay the entire Accrued Benefit in one lump sum provided such accelerated payment is permitted under the Regulations.

     5.5.1.3 Unless otherwise provided by the Participant on a Beneficiary Designation Form, if more than one (1) Beneficiary is named within the same class (i.e., Primary or Contingent), then the payments shall be made equally to such Beneficiaries unless otherwise provided hereinabove. Unless otherwise provided by the Participant on a

Beneficiary Designation Form, if any such Beneficiary dies while receiving payments under the Plan, any and all remaining payments shall continue to be made to the surviving Beneficiaries of such class and to the legal heirs of the deceased Beneficiary, which legal heirs shall receive the amount which was being received by said deceased Beneficiary unless otherwise stipulated. Unless otherwise provided by the Participant on a Beneficiary Designation Form, if all of the Beneficiaries of a class shall die, any and all remaining payments shall be made to the next class of Beneficiaries.

     5.5.1.4 Unless otherwise provided by the Participant on a Beneficiary Designation Form, if none of the Beneficiaries named hereinabove are living on any payment date, any and all remaining payments shall be made to the executors or administrators of the Participant’s estate.

     5.5.1.5 If any payments shall be payable to any trust, the Plan Sponsor shall not be liable to see to the application by the Trustee of any payment hereunder at any time, and may rely upon the sole signature of the Trustee to any receipt, release or waiver, or to any transfer or other instrument to whomsoever made purporting to affect this nomination or any right hereunder.

     5.5.2 Beneficiary Designation.

     5.5.2.1 General. The Participant shall have the right, at any time, to submit a Beneficiary Designation Form specifying one (1) or more written designations of Primary and Contingent Beneficiaries to whom payments under this Plan shall be made in the event of the Participant’s death prior to complete distribution of the benefits payable to the Participant. Each Beneficiary Designation Form shall become effective only when accepted in writing by the Plan Sponsor. The Plan Sponsor shall have the right, in its sole discretion, to reject any Beneficiary Designation Form, which is not in substantially the form attached hereto as Exhibit B. Any attempt to designate a beneficiary, otherwise than as provided in this Section shall be ineffective. For purposes of any Beneficiary Designation Form, no person shall be deemed to have survived the Participant if that person dies within thirty (30) days of the Participant’s death. The Participant may change the Beneficiary named in any Beneficiary Designation Form at any time by filing a new duly executed Beneficiary Designation Form with the Plan Sponsor or the Plan Administrator without the consent of any person or entity then designated as a Beneficiary.

     5.5.2.2 Spouse’s Interest. A Participant’s designation of the Participant’s Spouse as a beneficiary shall be deemed automatically revoked if the Participant or the Spouse subsequently files for divorce or legal separation or if the Spouse dies prior to the Participant. Without limiting the generality of the foregoing, the interest in the benefits hereunder of a Spouse of a Participant who has predeceased the Participant or where either have filed for divorce or a legal separation shall automatically pass to the Participant and shall not be transferable by such Spouse in any manner, including, but not limited to, such Spouse’s will.

5.6 Hardship Withdrawals.

     5.6.1 Amount of Hardship Withdrawal. In the event that the Plan Administrator, upon written request of a Participant, determines, in its sole discretion in compliance with any applicable Regulations, that the Participant has suffered an Unforeseeable Financial Emergency, the Plan Administrator shall pay to the Participant from the Participant’s Deferral Accounts as soon as practicable following such determination, an amount equal to the lesser of (a) the amount requested by the Participant, (b) the balance of such Participant’s Deferral Accounts as of the date of such payment, or (c) the amount, as determined under the Regulations, necessary to satisfy such Unforeseeable Financial Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, determined after taking into account the extent to which such Unforeseeable Financial Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

     5.6.2 Rules Adopted by Plan Administrator. The Plan Administrator shall have the authority to adopt additional rules relating to Hardship Withdrawals provided such rules are consistent with the Regulations. In administering these rules, the Plan Administrator shall act in accordance with any applicable Regulations, the principle being that the primary purpose of this Plan is to provide additional retirement income, not additional funds for current consumption.

5.7 Adverse Action on Participant or Plan:

     5.7.1 Notwithstanding any other provision hereof, in the event there is a determination by the Internal Revenue Service, or in the event of a final determination by a court of competent jurisdiction, that all or any part of a Participant’s Accrued Benefit hereunder is includable in the gross income of the Participant or the Participant’s Beneficiary, the Plan Administrator shall distribute so much of the Participant’s Accrued Benefit to the Participant or Beneficiary as is includible in gross income of the Participant or Beneficiary and in its sole discretion cause the termination of future Deferral Contributions by the Participant, provided this provision does not in and of itself cause the Accrued Benefit of the Participant to be includible in income for United States income tax purposes prior to the actual receipt of such Accrued Benefit in cash by the Participant.

     5.7.2 In the event that there is a determination by the Department of Labor, or a final determination of a court of competent jurisdiction, that the Plan is subject to Part 2, 3 or 4 of Title I of ERISA, the Plan Administrator may in its sole discretion distribute each Participant’s Accrued Benefit to the Participant, or, in the case of a deceased Participant, to the Participant’s Beneficiary, and cause the termination of future Deferral Contributions by Participants.

5.8 Facility of Payment. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may, in its discretion, make such distribution (i) to the legal guardian or, if none, to a parent of a minor payee with whom the payee maintains the Participant’s residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Plan Administrator, the Plan Sponsor and the Plan from further liability on account thereof.

5.9 Payment of Employment Taxes. Notwithstanding the foregoing, as and to the extent permitted under the Regulations, the Plan Administrator or Plan Sponsor may permit the acceleration of the time or schedule of a payment under the Plan to pay the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101 and 3121(v)(2) on Compensation deferred under the Plan (the “FICA Amount”). Additionally, the Plan

Administrator or Plan Sponsor may permit the acceleration of the time or schedule of a payment to pay the income tax at source on wages imposed under Code Section 3401 on the FICA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. However, the total payment under this Section shall not exceed the aggregate of the FICA Amount, and the income tax withholding related to such FICA Amount.

5.10 Withholding. Any and all payments to be made to a Participant or a Participant’s beneficiaries pursuant to this Plan shall be subject to all federal, state and local income and employment taxes and such taxes will be withheld accordingly by the Plan Sponsor from benefits under this Plan or from salary, bonuses or other amounts due to the Participant as determined by the Plan Administrator as and to the extent required by applicable law and Regulations.

ARTICLE 6
PLAN ADMINISTRATION

6.1 Responsibility of Administration of the Plan;

     6.1.1 The Plan Administrator shall be responsible for the management, operation, and administration of the Plan. The Plan Administrator may employ others to render advice with regard to its responsibilities under this Plan. It may also allocate its responsibilities to others and may exercise any other powers necessary for the discharge of its duties. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Plan Administrator with respect to the Plan.

     6.1.2 The primary responsibility of the Plan Administrator is to administer the Plan for the benefit of the Participants and their beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination shall be conclusive and binding upon all persons and their heirs, executors, beneficiaries, successors and assigns. The Plan Administrator shall have all powers necessary or appropriate to accomplish its duties under the Plan. The Plan Administrator shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including, but not limited to, interpretations of this Plan and entitlement to or amount of benefits under this Plan, as may arise in connection with the Plan.

6.2 Claims Procedure.

     6.2.1 Claim. A person who believes that the Participant is being denied a benefit to which the Participant is entitled under the Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Plan Administrator, setting forth the Participant’s claim. The request must be addressed to the Plan Administrator at its then principal place of business.

     6.2.2 Claim Decision. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within ninety (90) days and that the Plan Administrator shall, in fact, deliver such reply within such period. The Plan Administrator may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth to the extent applicable:

     6.2.2.1 The specific reasons for such denial;

     6.2.2.2 Specific reference to pertinent provisions of this Plan on which such denial is based;

     6.2.2.3 A description of any additional material or information necessary for the Claimant to perfect the Participant’s claim and an explanation why such material or such information is necessary;

     6.2.2.4 Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and

     6.2.2.5 The time limits for requesting a review.

     6.2.3 Request for Review. Within sixty (60) days after receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Plan Sponsor, through its Board of Directors, review the Plan Administrator’s determination. Such request must be addressed to the Plan Sponsor at its then principal place of business. The Claimant or the Claimant’s duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Plan Sponsor. If the Claimant does not request a review of the determination within such sixty (60)-day period, the Participant shall be barred and estopped from challenging the determination.

     6.2.4 Review of Decision. Within sixty (60) days after the Plan Sponsor’s receipt of a request for review, it will review the Plan Administrator’s determination. After considering all materials presented by the Claimant, the Plan Sponsor will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60)-day time period be extended, the Plan Sponsor will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review. The decision of the Board of Directors shall be final and binding on all parties and may not be further appealed by any party.

     6.2.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee’s last known address as shown on the records of the Plan Sponsor. The date of such mailing shall be deemed the date of notice consent or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

ARTICLE 7
AMENDMENT OR TERMINATION

7.1 Amendment or Termination.

     7.1.1 This Plan may be amended or terminated by the Plan Sponsor at any time, without notice to or consent of any person, pursuant to resolutions adopted by its Board of Directors. Any such amendment or termination shall take effect as of the date specified therein and to the extent permitted by law. However, no such amendment or termination shall reduce the amount then credited to the Participant’s Accounts except as and to the extent required by law.

     7.1.2 If the Plan is terminated, benefits may be distributed in one lump sum at the discretion of the Plan Sponsor to the extent permitted in applicable Regulations.

     7.1.3 Any other provision of this Plan to the contrary notwithstanding, the Plan may be amended by the Plan Sponsor at any time, to the extent that, in the sole opinion of the Plan Sponsor, such amendment shall be necessary in order to ensure that (a) the Plan will be characterized as a plan maintained for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and (b) the Plan conforms to the requirements of any applicable law, including but not limited to ERISA and the Code (c) the Accrued Benefit of any Participant is not taxable to the Participant or his/her Beneficiary earlier than the date it is actually received by the Participant or the Beneficiary as the case may be and (d) no excise tax, penalty or additional tax is imposed on the Participant or the Company under pursuant to Section 409A and the Regulations or any other applicable provision of the Code. No such amendment shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder.

ARTICLE 8
MISCELLANEOUS

8.1 Purpose. The purpose of this Plan is to allow a Participant to defer the receipt of part of the Participant’s Compensation until a later date without having to pay taxes on the amount of such Compensation until the Participant actually receives the amount of such Compensation at which time it will be subject to taxation as ordinary gain. The Plan Sponsor makes no guaranties that such Compensation will not be taxed until it is received and the Plan Sponsor shall not be liable for any damages because such Compensation is taxed to the Participant before it is received by the Participant.

8.2 Benefits Not Transferable. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, pledge, attachment or encumbrance of any kind; provided, however, that:

     8.2.1 in the event that, at the time of a Participant’s Commencement Date, the Participant is indebted to the Plan Sponsor or any Affiliate, such member shall have the right to offset any such indebtedness (including any interest thereon) against any benefits otherwise due under this Plan with respect to the Participant, by applying such indebtedness (including any interest thereon) pro-rata to each successive benefit payment due thereafter, until the full amount of the debt and any interest owed has been paid; and

     8.2.2 all or any portion of a Participant’s unpaid benefits under this Plan may be assigned by court order to the Participant’s former spouse in connection with a dissolution of their marriage, but only if the Plan Administrator determines, in its sole discretion, that the order satisfies the requirements of a “domestic relations order” as defined in Code Section 414(p)(1)(B)). The federal income taxation of any Plan benefits assigned as provided in the preceding sentence shall be governed by Revenue Ruling 2002-22, or any applicable guidance subsequently published by the Internal Revenue Service or the Department of the Treasury.

8.3 No Trust Created. Nothing contained in this Plan, and no action taken pursuant to its provisions by any person, shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Plan Sponsor and any other person.

8.4 Benefits Payable Only From General Corporate Assets; Unsecured General Creditor Status of Participant. Payment to the Participant or any Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Plan Sponsor. No person shall have any interest in any such asset by virtue of any provision of this Plan. The Plan Sponsor’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Plan Sponsor under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Plan Sponsor; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Plan Sponsor.

8.5 Plan Expenses. The Plan Participants shall bear all or part of the Plan Expenses except for those Plan Expenses which the Plan Sponsor elects to pay. Any such expenses which are not paid by the Plan Sponsor shall be promptly paid by the Participant or the Participant’s Beneficiary, as applicable, or the Plan Administrator shall deduct such expenses from the Participant’s Accrued Benefit.

8.6 Entire Agreement. The Plan, Deferral Election, Beneficiary Designation, and other administrative forms shall constitute the total agreement between the Plan Sponsor and the Participant. No oral statement regarding the Plan may be relied upon by the Participant. In the event that there is a discrepancy between the Plan and the administrative forms and summary descriptions, the Plan will control.

8.7 Invalidity of Provisions. If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

8.8 Unclaimed Benefits. In the case of a benefit payable on behalf of such Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary by the earlier of the date that is (a) ten (10) years following the Termination of Employment of the Participant, or (b) five (5) years following the date the Participant’s last benefit payment was scheduled to be made, such Plan benefit may be forfeited to the Plan Sponsor upon the Plan Administrator’s determination. Notwithstanding the foregoing, if, subsequent to any such forfeiture, the Participant or Beneficiary to whom such Plan benefit is payable makes a valid claim for such Plan benefit, such forfeited Plan benefit shall be paid by the Plan Administrator to the Participant or Beneficiary, without interest from the date it would have otherwise been paid.

8.9 Governing Law/Interpretation. The Plan and the rights and obligations of all persons hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota, other than its laws regarding choice of law, to the extent that such state law is not preempted by federal law. The Plan shall be interpreted so as to comply to the fullest extent possible with the Code and the Regulations (including, but not limited to, Section 409A) such that the Accrued Benefit of any Participant is not includible in income for United States income tax purposes prior to the actual receipt of such Accrued Benefit in cash by the Participant or the Beneficiary, as the case may be.

IN WITNESS WHEREOF, the Plan Sponsor has executed this Plan as of the day and year first written above.

FAMOUS DAVE’S OF AMERICA, INC.

By:	/s/ David Goronkin

Title:	President and CEO

EXHIBIT A

FAMOUS DAVE’S OF AMERICA, INC.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
Participant Deferral Election Form

Eight Percent (8%) Declared Rate
Fifty Percent (50%) of the first four Percent (4%) Matching Contribution

     This Agreement is entered into this ___day of                     , 20___ between FAMOUS DAVE’S OF AMERICA, INC., hereinafter referred to as the “Plan Sponsor”, and                                         , hereinafter referred to as the “Participant”.

I acknowledge that as an Eligible Employee of the Plan Sponsor I have been offered an opportunity to participate in the Famous Dave’s of America, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) for the Plan Year beginning January 1, 20___. I am electing the alternatives set forth as indicated below:

DEFERRAL ELECTION:

(Please check all that apply)

☐ I WILL participate in the Plan for the Plan Year specified above, and duly authorize the Plan Sponsor to make the appropriate deductions from my paycheck. [Complete one or more of the following choices.]

I hereby elect to defer receipt of that portion of my Compensation which is earned by me with respect to services rendered by me to the Company after the date this Deferral Election is filed with the Company as set forth below. ☐ [___%] or [$___] or [that portion of my salary in excess of $___] which is earned by me with respect to services rendered by me to the Company during the Plan Year and after the date of this Deferral Election is filed with the Company even if payable after the end of the Plan Year.

☐ [___%] or [$___] or [that portion of my bonus(es) in excess of $___] which are earned by me with respect to services rendered by me to the Company during the Plan Year and after the date of this Deferral Election is filed with the Company even if payable after the end of the Plan Year.

☐ [___%] or [$___] or [that portion of my commissions in excess of $___] which are earned by me with respect to services rendered by me to the Company during the Plan Year and after the date of this Deferral Election is filed with the Company even if payable after the end of the Plan Year..

☐ I will NOT participate in the Plan for the Plan Year specified above.

NOTE: This Deferral Election is irrevocable except to the extent permitted by the Plan Administrator, and the Regulations promulgated by the IRS.

Investment Return; Declared Rate: I understand that each quarter during the Deferral Period I select below, my Deferral Account for the above Plan Year will be increased with an investment return equal to a Declared Rate of eight percent (8%) annually of the balance of my Deferral Account as of the end of the quarter.

Matching Contribution: I understand that my Deferral Account for the above Plan Year will also be increased one time by an additional Matching Contribution equal to fifty percent (50%) of the first four percent (4%) of the amount of my Compensation which I elected to defer for the above Plan Year. For example if I defer 2% of my Compensation I will have an amount equal to 1% of my Compensation (50% x 2%) added to my Deferral Account. If I defer 4% of my Compensation I will have an amount equal to 2% of my Compensation (50% x 4%) added to my Deferral Account.

DISTRIBUTION OF BENEFITS ELECTION:

A. Deferral Period. I hereby elect to have my Deferral Account for the Plan Year specified above distributed to me beginning on the first day of the third month beginning after the end of the following Deferral Period (the “Commencement Date”), unless the Plan provides for an earlier Commencement Date [Select one of the following]:

     ☐ ___ calendar years following the end of the Plan Year (December 31) (May not be less than 3 calendars years and must be whole number of years; example if the Plan Year ends December 31, 2005, and you elect a Deferral Period of four (4) calendar years, your Deferral Account will be paid beginning March 1, 2010, unless you terminate employment prior to such date in which event it will be paid beginning on the first day of the third month beginning after your termination of employment.), or

     ☐ Until Termination of Employment

NOTE: This election may be changed to extend the Deferral Period to a later date, provided (a) you make the election to so extend such Period at least one (1) year before the first payment affected by the change, (b) the extension must be for a period of not less than five (5) years and (c) such extension is in accordance with the applicable regulations promulgated by the Internal Revenue Service. Such Deferral Period may be shortened only with the consent of the Plan Administrator and then only as permitted by and in accordance with the Regulations promulgated by the Internal Revenue Service. Any such change must be made by written notice to the Plan Administrator and shall not be effective until accepted in writing by the Plan Administrator.

B. Payout Period. I hereby elect to have my Deferral Account for the Plan Year specified above distributed to me in the following manner (check one):

☐	Lump Sum

☐	In substantially equal payments plus interest as provided in the Plan over a period of 2 years plus interest at the rate of eight percent (8%) per annum from the Commencement Date.

☐	In substantially equal payments plus interest as provided in the Plan over a period of 5 years plus interest at the rate of eight percent (8%) per annum from the Commencement Date.

☐	In substantially equal payments plus interest as provided in the Plan over a period of 10 years plus interest at the rate of eight percent (8%) per annum from the Commencement Date.

NOTE: If the payments during the Payout Period are less than $10,000.00 per year, your Accrued Benefit, at the Company’s discretion may be paid in a lump sum or a over a shorter period as and to the extent permitted under Regulations promulgated by the Internal Revenue Service.

Unavailability of Deferred Compensation. I understand that except in the case of a Hardship as defined in the Plan or as permitted by the IRS regulations and the Company, in its sole discretion, none of the Deferred Compensation is payable prior to the Commencement Date as defined in the Plan.

Amount Payable. I understand that the amount payable to me will be based upon the value of my Deferral Account which will depend on the amount of my Deferral Elections and the Declared Rate in effect at the time of this Deferral Election.

Date:

Participant’s Name

Participant’s Signature:

Date Received:

Date Accepted:

Famous Dave’s of America, Inc.

By:

Its:

EXHIBIT B

FAMOUS DAVE’S OF AMERICA, INC.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
Beneficiary Designation Form

TO: Famous Dave’s of America, Inc. (hereinafter referred to as the “Plan Sponsor”),

In accordance with the rights granted to me in the Famous Dave’s of America, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) and subject to the terms and conditions specified below in this Designation, I hereby designate the following persons and/or entities as my Primary and Contingent Beneficiaries under the Plan to receive, in the event of my death, in accordance with the terms of the Plan, the payments that would otherwise be paid to me absent my death:

Primary Beneficiaries

Name	Relationship	Percentage

Contingent Beneficiaries:

Name	Relationship	Percentage

I understand that this Designation of Beneficiary shall not be effective unless received by the Plan Administrator prior to my death. This designation cancels and supersedes any Designation of Beneficiary heretofore made by me with respect to the Plan and the right to receive payments hereunder.

Date:

Participant’s Name

Participant’s Signature:

Date Received:

Famous Dave’s of America, Inc.

By:

Its: